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                                                                   Exhibit 10.24

                        PROMISSORY NOTE: Accrued Interest

US$ 181,386.00

Dated as of July 1st 2002 (the "Effective Date")

FOR VALUE RECEIVED, and intending to be legally bound, the undersigned, Global Information Group USA, Inc. and its parent company ADVA International Inc. (collectively known hereinafter as the "Company"), hereby promise to pay to the order of Koenig Invest AG, with a business address of EMB Borataung und Service AG, Zeughaugasse 7a, CH 6301 Zug, Switzerland (the "Lender"), the sum of US$
181. 386.00 due as per July 1, 2003 (the "Interest") in the manner and upon the terms and conditions set forth herein.

         i. The Interest refers to the accrued interest of the Loan Agreements between the Company and the Lender as executed on February 2, 2000 with a total principal amount of $1,000,000 (the "Loan Agreements") disbursed to the Company by the Lender.

     1.          Repayment:
              (a) The Company shall repay in full this Note plus any accrued interest no later then on the one (1) year anniversary of the Effective Date (the "Due Date"). Interest on the principal amount of this Note (US$ 181,386) shall accrue at a rate of 2.5 per cent per annum and shall be compounded quarterly. Payments shall be deposited in the current account at a Bank to be designated by the Lender prior to payment.
         (b) The Company may repay the Interest at any time prior to the Due Date and upon so doing, any rights to the potential conversion of the Interest into ADVA common stock shall be terminated thereupon.
         (c) The Company may prepay the Interest due under this Note, in whole or in part and including any additional interest accrued up to the date of such prepayment, at any time prior to the Due Date through a conversion of the dollar amount into an equivalent number of shares in ADVA common stock under the terms described in Section 12 hereunder ("Equity Transaction").

     2. The Lender represents and guarantees that it is an "accredited investor" as that term is defined in the Securities and Exchange Act of 1933, as amended.

     3. Upon the execution of this Note, the Lender waives its right as specified in Section 13 Paragraph 1 of the Loan Agreements to demand the repayment of the principal amount due to the non-payment of the accrued interest during the term of this Note and any terms of Default related thereto. This waiver does not affect any other terms of the Loan Agreements and does not waive the Lender's right to demand the payment of interest due after July 15, 2003.


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     4.          The occurrence of any of the following events shall constitute an event of default hereunder ("Event of Default"):

         (d) the commencement of any case or proceeding for reorganization or liquidation of Company's debts under the United States Bankruptcy Code or any other state or federal law now or hereafter enacted for the relief of Company whether instituted by or against Company; provided, however, that Company shall have ninety (90) days to obtain the dismissal or discharge of involuntary proceedings filed against them. Lenders may seek adequate protection in any bankruptcy proceeding.

                  Upon the occurrence of an Event of Default, (a) the entire remaining principal balance and all accrued and unpaid interest and other fees and charges with respect to this Note shall, at the option of the Lenders, become immediately due and payable and (b) Lenders may immediately and without demand exercise any rights and remedies granted herein, in the Note or under applicable law or at equity, or which they may otherwise have, against Company, or otherwise. No omission or delay by Lenders in exercising any right or power under this Note or any other document will impair such right or power or be construed to be a waiver of any default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and no waiver of Lenders' rights hereunder will be valid unless in writing and signed by Lenders, and then only to the extent specified. Any waiver by Lenders of a breach or default of any provision of this Note shall not operate or be construed as a waiver of any subsequent breach or default hereunder.

     5. If any interest payment hereunder is not paid when due and or stock conversion hereunder is not executed when due, Lenders shall have, in addition to the rights set forth herein and under law, the right to compound interest by adding the unpaid interest to principal, with such amount thereafter bearing interest at the rate provided in this Note.

     6. If any interest payment hereunder is not paid when due and or stock conversion hereunder is not executed when due, Company agrees to reimburse Lenders for all reasonable expenses, including all costs of collection, foreclosure fees, and reasonable attorneys' fees and costs, incurred by Lenders, whether or not suit is filed hereon, to enforce the provisions of this Note, and collect Company's obligations hereunder.

     7. Company hereby waives presentment for payment, demand, notice of nonpayment, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note.

     8. This Note and all related documents shall be governed by, and construed and enforced in accordance with the substantive laws of the State of Delaware, without regard to its otherwise applicable principles of conflicts of laws. Company and Lenders irrevocably consent to the jurisdiction of the federal and state courts located in the District of South Carolina, York County, in any and all actions and proceedings whether arising hereunder or under any other related document. Notwithstanding the entry of any judgment under this Note, the unpaid principal balance under this Note shall continue to bear interest at the applicable rate set forth herein.


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     9.          LENDERS AND COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY
                 WAIVE ANY RIGHTS THEY MAY HAVE TO A JURY TRIAL IN ANY AND ALL DISPUTES BETWEEN LENDERS AND COMPANY, WHETHER HEREUNDER OR UNDER ANY OTHER AGREEMENTS, NOTES, PAPERS, INSTRUMENTS OR DOCUMENTS HERETOFORE OR HEREAFTER EXECUTED WHETHER SIMILAR OR DISSIMILAR.

     10. The provisions of this Note are to be deemed severable, and the invalidity or unenforceability of any provision or part of a provision shall not affect or impair any other provision or balance of such provision, which shall continue in full force and effect.

     11. This Note constitutes the entire understanding of the parties hereto regarding the subject matter hereof, and no amendment to, or modification of, this Note shall be binding unless in writing and signed by each party hereto.

     12. Within 90 days of the date hereof, the Company and the Lender (by their acceptance of this Note) each hereby agree to negotiate in good faith the Company's sale of ADVA International Inc. common stock to the Lender pursuant to terms, conditions and documentation acceptable to the Company and Lender (the "Equity Transaction"), which shall include the terms set forth on Exhibit "A" hereto. It is contemplated that upon the closing of the Equity Transaction, this Note will be terminated. The number of shares of common stock obtainable upon conversion shall be determined by dividing the aggregate amount of the Interest and any interest accrued thereto by US$
                 0.70 per share (the "Conversion Price").

     13. This Note may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one Note.

     IN WITNESS WHEREOF, this Note has been executed and delivered as of the Effective Date.


ADVA INTERNATIONAL INC.                        KOENIG INVEST AG

By: /s/Ernst R. Verdonck                       By: /s/Benno P. Hafner
   --------------------------                      -----------------------------
Name: Ernst R. Verdonck                        Name: Benno P. Hafner, R.A., LLM
Title: President                               Title: Managing Director




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                                    Exhibit A

     It is anticipated that the contemplated Equity Transaction shall include the following terms and covenants. Said transaction and terms shall be pursuant to the approval of the Company's Board of Directors.

     Lender has the right to convert the aggregate amount of the Interest and any interest accrued thereto into shares of ADVA International Inc. common stock. The number of shares of common stock to be received upon conversion shall be determined in each case by the aggregate amount of the Interest and any interest accrued thereto by US$ 0.70 per share (the "Conversion Price"). No fractional shares shall be issued. Lender shall be paid in cash in lieu of any fractional shares to which Lender may otherwise be entitled upon conversion.





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